As filed with the Securities and Exchange Commission on March 15, 2013
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MTS SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-0908057
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

14000 Technology Drive	55344
Eden Prairie, Minnesota	(Zip Code)
(Address of Principal Executive Offices)

MTS Systems Corporation 2011 Stock Incentive Plan
(Full Title of the Plan)

Susan E. Knight
Chief Financial Officer and Senior Vice President
MTS Systems Corporation
1400 Technology Drive
Eden Prairie, Minnesota 55344
(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (952) 937-4000

Copies to:
W. Morgan Burns
Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

          Large Accelerated Filer ☑      Accelerated Filer ☐      Non-accelerated Filer ☐      Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.25 par value	1,300,000 shares	$54.94	$54.94	$9,741.96

(1)

This Registration Statement shall also cover any additional shares of Common Stock that become issuable with respect to the shares of Common Stock registered hereunder for issuance under the 2011 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)

Pursuant to Rules 457(c) and 457 (h)(1), and solely for the purpose of determining the registration fee, the per share price is estimated based on the average of the high and low prices for the Registrant’s Common Stock on March 13, 2013, as reported by the Nasdaq Stock Market.

EXPLANATORY NOTE

          Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, this Registration Statement is filed to register 1,300,000 additional shares of the Common Stock of MTS Systems Corporation, a Minnesota corporation (the “Registrant”), reserved for issuance for all awards granted under the MTS Systems Corporation 2011 Stock Incentive Plan (the “Plan”).

          The Registrant previously registered 1,000,000 shares of its Common Stock under the Plan pursuant to a Registration Statement on Form S-8 (No. 333-172137) filed with the Securities and Exchange Commission on February 9, 2011. Such Registration Statement is currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

PART II

Item 5.	Interests of Named Experts and Counsel.

          Faegre Baker Daniels LLP has given an opinion on the validity of the shares being registered by this Registration Statement. Faegre Baker Daniels LLP does not have an interest in the Registrant of the type specified in Item 509 of Regulation S-K.

Item 8.	Exhibits.

5	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney.

99.1

MTS Systems Corporation 2011 Stock Incentive Plan, as amended on January 24, 2011 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on February 9, 2011).

99.2	Second Amendment to MTS Systems Stock Corporation 2011 Stock Incentive Plan, effective as of January 31, 2013.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, state of Minnesota, on March 15, 2013.

MTS SYSTEMS CORPORATION

By:	/s/ Susan E. Knight
Susan E. Knight
Chief Financial Officer and Senior Vice President

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey A. Graves	President and Chief Executive Officer	March 15, 2013
Jeffrey A. Graves

/s/ Susan E. Knight	Chief Financial Officer and Senior Vice President	March 15, 2013
Susan E. Knight

*	Non-Executive Chair of the Board	March 15, 2013
David J. Anderson

	Director	__________, 2013
Jean-Lou Chameau

*	Director	March 15, 2013
Brendan C. Hegarty

*	Director	March 15, 2013
Emily M. Liggett

*	Director	March 15, 2013
William V. Murray

*	Director	March 15, 2013
Barb J. Samardzich

*	Director	March 15, 2013
Gail P. Steinel

*By:	/s/ Susan E. Knight	March 15, 2013
Susan E. Knight
Attorney-in-Fact

INDEX TO EXHIBITS

No.	Description	Manner of Filing

5	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant.	Filed electronically

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5).	Included in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm.	Filed electronically

24	Power of Attorney.	Filed electronically

99.1	MTS Systems Corporation 2011 Stock Incentive Plan, as amended on January 24, 2011.	Incorporated by reference

99.2	Second Amendment to MTS Systems Stock Corporation 2011 Stock Incentive Plan, effective as of January 31, 2013.	Filed electronically